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                                 EXHIBIT 23 (a)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3), and related Prospectus of Worthington Industries, Inc. for the registration of $450,000,000 in debt securities and to the incorporation by reference therein of our report dated June 15, 1995, with respect to the consolidated financial statements of Worthington Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 1995 and our report dated August 25, 1995 with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                          /s/ ERNST & YOUNG LLP


Columbus, Ohio
April 30, 1996